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                               ITEM 24. (B) 10 (b)

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our reports dated April 16, 2009, April 30, 2009, and January 4, 2010 with respect to the consolidated financial statements of John Hancock Life Insurance Company (U.S.A.) and John Hancock Life Insurance Company and the supplemental consolidated financial statements of John Hancock Life Insurance Company (U.S.A.), respectively, and our report dated March 31, 2009 with respect to the financial statements of John Hancock Variable Annuity Account U of John Hancock Life Insurance Company (renamed, John Hancock Life Insurance Company (U.S.A.) Separate Account W), which are contained in the Statement of Additional Information in the initial Registration Statement (Form N-4) (Independence Variable Annuity) and related Prospectus of John Hancock Life Insurance Company (U.S.A.) Separate Account W.


                                        /s/ Ernst & Young LLP

Boston, Massachusetts
January 4, 2010